SECURED DEBENTURE

      NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH MUST BE REASONABLY ACCEPTABLE TO THE ISSUER OF THESE SECURITIES.

                                                                     US $500,000

                               KNIGHT FULLER, INC.

                     6% SECURED DEBENTURE DUE JUNE 12, 2006

      FOR VALUE RECEIVED, Knight-Fuller, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Montage Partners III, LLC, a Nevada limited liability company, the registered holder hereof (the "Holder"), the principal sum of Five Hundred Thousand Dollars (US $500,000), together with interest accruing on the outstanding principal amount from time to time at the rate of 6% per annum, on June 12, 2006 (the "Maturity Date"). Accrual of interest shall commence on the date hereof and shall continue to accrue on a daily basis until payment in full of the principal sum has been made or duly provided for.

      This Debenture is subject to the following additional provisions:

      1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

      2. The principal amount of this Debenture, together with accrued interest thereon, may not be prepaid in whole or in part, without the approval of Holder, which approval may be withheld in Holder's sole and absolute discretion. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and the Holder shall execute and deliver all required documentation in connection therewith.

      3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of this Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      4. A. The Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert all or a portion of the principal amount and accrued interest on this Debenture into shares of Common Stock of the Company, $0.0001 par value per share ("Common Stock"), at any time prior to the Maturity Date (as extended by Holder pursuant to Section 5 below) , at a conversion price for each share of Common Stock equal to $1.50; provided that the amount being converted is at least $5,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than $5,000, then the whole amount thereof). If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares; (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (v) issues by reclassification of its Common Stock any shares of its capital stock; then the number and kind of securities issuable upon conversion of this Debenture shall be proportionately adjusted so that the Holder may receive upon the conversion the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if the conversion had taken place immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustments shall be made successively whenever any event listed above shall occur.

            B. The Holder of this Debenture is entitled, at its option, to convert this Debenture at any time after the earlier of (i) the thirtieth day after the date hereof or (ii) the Common Stock has been registered pursuant to the Registration Rights Agreement (defined in Section 5 below).

            C. Conversion shall be effectuated by surrendering this Debenture to the Company, accompanied by or preceded by facsimile or other delivery to the Company of the form of conversion notice attached hereto as Exhibit A, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued from the date of issuance to the date of conversion shall be paid in Common Stock upon conversion at the conversion rate applicable to such conversion. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion"), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company, provided that the Holder shall deliver to the Company the original Debenture being converted within three business days thereafter (and if not so delivered with such time, the Conversion Date shall be the date on which the later of the Notice of Conversion and the original Debenture being converted is received by the Company). Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (818) 848-4016; Attn: Chief Financial Officer. Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the later of the date the Notice of Conversion is delivered to the Company as contemplated in the first sentence of this paragraph C or the original Debenture is delivered to the Company.

            D. Notwithstanding anything to the contrary in this Debenture, if
(i) at any time after the date of this Debenture the average of the "Closing Prices" during any consecutive five (5) "Trading Days" after the date of this Debenture (the "Pricing Period") exceeds two hundred percent (200%) of $1.50 (as such conversion price may subsequently be adjusted pursuant to this Debenture)(i.e. 200% of $1.50 is $3.00), and (ii) the Company has not forced a conversion pursuant to this subsection D within the prior five (5) Trading Days, then the Company may, within one (1) Trading Day after the Pricing Period, deliver a notice (by both facsimile and email to Holder at facsimile number
(310)286-3010 and email address msr61@msn.com) to the Holder (a "Forced Conversion Notice") to cause the Holder to immediately convert up to $50,000 (a "Forced Conversion"), provided that in no event shall the Forced Conversion amount exceed the average daily dollar trading volume of the Common Stock during the Pricing Period. Notwithstanding the foregoing, the Company may deliver a Forced Conversion Notice only if, at the time of such delivery, there is an effective registration statement under the Securities Act of 1933 (the "Act") pursuant to which the Holder is entitled to use the prospectus contained therein to resell the Common Stock that the Holder acquires as a result of the Forced Conversion. The Company shall be required to deliver Common Stock converted pursuant to this Subsection 5(D) within three (3) business days after the date of the Forced Conversion Notice and the Company shall be subject to the same late delivery penalties and remedies set forth herein and in the Securities Purchase Agreement that the Company is subject to for late delivery of Common Stock upon Holder's issuance of a Conversion Notice. In the event the registration statement becomes ineffective within ten (10) business days after the Forced Conversion, Holder shall have the right, by providing written notice to the Company within fifteen (15) business days after the Forced Conversion, to sell any shares of Common Stock not sold by Holder which was the subject of the Forced Conversion to the Company for Two Dollars ($2.00) per share. The closing for such repurchase by the Company shall occur within ten (10) days of such notice is delivered by Holder to the Company.

            E. For purposes of this Agreement, (i) a "Trading Day" means a business day on which shares of Common Stock are traded on a securities exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the OTC Bulletin Board or the Pink Sheets (collectively, the "Trading Market"), and (ii) the "Closing Price" for any Trading Day means the closing bid price on the Trading Market of a share of Common Stock for such Trading Day or, if closing bid prices are not reported on the Trading Market, the last reported bid prior to the closing on the Trading Market for a share of Common Stock on such Trading Day.

      5. Any portion of the principal balance and accrued interest on this Debenture not previously converted as of the Maturity Date shall be payable by the Company to the Holder on the Maturity Date. The Company has agreed under conditions specified in a Registration Rights Agreement of even date herewith (the "Registration Rights Agreement") to register under the Act all of the shares of Common Stock issuable upon conversion of this Debenture. In the event that the foregoing registration statement covering all of the foregoing shares has not become effective within sixty or more days prior to the Maturity Date, the Holder at its option and upon written notice to the Company shall have the right to extend the Maturity Date until the earlier of sixty days following (i) the date the registration statement becomes effective or (ii) the date upon which all of the shares of Common Stock issuable upon conversion of this Debenture may be sold under Rule 144 under the Act.

      6. Subject to the terms of the Securities Purchase Agreement, dated as of December 12, 2005 (the "Securities Purchase Agreement"), between the Company and the Holder (or the Holder's predecessor in interest), no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

      7. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert this Debenture by delivering a Notice of Conversion to the Company within fifteen days after receipt of notice of such Sale from the Company. In the event the Holder hereof does not elect to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture.

      8. If, for any reason, prior to the Conversion Date, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures (including accrued interest) outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

      9. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by written notice to the Company, a different delivery address for any one or more specific payments or deliveries.

      10. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

      11. This Debenture and all agreements entered into in connection herewith shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. The Company and the Holder hereby expressly and irrevocably submit to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any final judgment rendered thereby in connection with such litigation. The Company and the Holder further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company and the Holder hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which either of them may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company or the Holder has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company and the Holder hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith.

      12. In the event that any action is taken by the Company or Holder in connection with this Debenture, or any related document or matter, the losing party in such legal action, in addition to such other damages as it may be required to pay, shall pay reasonable attorneys' fees to the prevailing party.

      13. This Debenture is secured by that certain Security Agreement, dated December 12, 2005, by and between the Company and the Holder (the "Security Agreement"), granting a first priority security interest in certain assets of the Company described therein (the "Collateral"). Upon payment in full of this Debenture, the Holder shall release and deliver to the Company a UCC-2 releasing its lien in the Collateral, together with the original of this Debenture marked "Paid In Full."

      14. The following shall constitute an "Event of Default" under this
Debenture:

            (a) The Company shall fail to pay the outstanding principal or accrued interest on this Debenture by the Maturity Date and such payment failure shall continue for a period of fifteen (15) calendar days after its receipt of written notice from the Holder that such payment is in default; or

            (b) Any material representation or warranty made by the Company herein, in the Securities Purchase Agreement or in the Registration Rights Agreement shall be false or misleading in any material respect at the time made; or

            (c) The Company fails to issue shares of Common Stock to the Holder or to cause its transfer agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its transfer agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its transfer agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) business days following written notice from the Holder; or

            (d) The Company shall fail to perform or observe, in any material respect, any other material covenant or obligation of this Debenture or the Security Agreement and such failure shall continue uncured for a period of ten days after written notice from the Holder of such failure; or

            (e) The Company shall fail to perform or observe, in any material respect, any material covenant or obligation of the Company under the Securities Purchase Agreement, the Registration Rights Agreement or the Warrant and such failure shall continue uncured for a period of ten days after written notice from the Holder of such failure; or

            (f) The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; provided, however, that a "going concern" qualification contained in any report of the Company's independent accountants shall not constitute an Event of Default under this Debenture; or

            (g) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty days after such appointment; or

            (h) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty days thereafter; or

            (i) Any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty days or in any event later than five days prior to the date of any proposed sale thereunder; or

            (j) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

            (k) The Company shall have its Common Stock suspended or delisted from an exchange or the OTC Bulletin Board from trading for in excess of five
(5) trading days.

            (l) The Company is in default under the terms of any other loan agreement, note or debt instrument, including, without limitation, the loan agreements (including the Note and Commercial Security Agreement) relating to that certain small business association loan with Community National Bank, dated May 2, 2005.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured by the Company or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, at its option and upon written notice to the Company, cause this Debenture to become immediately due and payable in cash (and not by conversion into Common Stock), without presentment, demand, protest or notice of any other kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein, or any other rights or remedies afforded by law. Upon an Event of Default, the Company further promises to pay, automatically on all installments of principal and interest which are not timely paid when due and on the then outstanding principal balance, additional interest in addition to the rate set forth hereinabove, so that interest will thereafter accrue at an aggregate rate equal to 12% per annum.

      15. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

      16. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section 16 or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section 16 shall control every other provision of this Debenture.

      17. Time is of the essence as to the performance of each and every obligation of the Company and the Holder pursuant to this Debenture.

      18. Any notice or communication required or permitted by this Agreement shall be given in writing addressed as follows:

      COMPANY:          Knight Fuller, Inc.
                        3407 Winona Avenue
                        Burbank, California 91504
                        Attention: Chief Financial Officer
                        Telecopier: (818) 848-4016

                        with a copy to:

                        Alan Spatz, Esq.
                        Troy & Gould Professional Corporation
                        1801 Century Park East, 16th Floor
                        Los Angeles, California 90067
                        Telecopier: (310) 201-4746

      BUYER:            Montage Partners III, LLC
                        1875 Century Park East, Suite 700
                        Los Angeles, California 90067
                        Attention: Michael S. Rosenblum
                        Telecopier: 310-286-3010

      All Conversion Notices and Forced Conversion Notices shall be served as specified in Section 5 above and all other notices shall be served personally by telecopy, by overnight express mail service or other overnight courier, or by first class registered or certified mail, postage prepaid, return receipt requested. If served personally, or by telecopy, notice shall be deemed delivered upon receipt (provided that if served by telecopy, sender has written confirmation of delivery); if served by overnight express mail or overnight courier, notice shall be deemed delivered 48 hours after deposit; and if served by first class mail, notice shall be deemed delivered 72 hours after mailing. Any party may give written notification to the other parties of any change of address for the sending of notices, pursuant to any method provided for herein.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: December 12, 2005                      KNIGHT FULLER, INC.

                                              By: /s/ Howard Livingston
                                                  ----------------------------
                                                  Name:  Howard Livingston
                                                  Title: Chief Financial Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert this Debenture)

      The undersigned hereby irrevocably elects to convert $___________ of the principal amount (and $__________ of accrued interest thereon) of the 6% Secured Debenture due June 12, 2006 into Shares of Common Stock of Knight Fuller, Inc., a Delaware corporation (the "Company") according to the conditions hereof, as of the date written below.

      Conversion Date*:           ______________________________________________

      Applicable Conversion Date: ______________________________________________

      Signature:                  ______________________________________________

                                  Name: ________________________________________

      Address:                    ______________________________________________

                                  ______________________________________________

                                  ______________________________________________

* The original Debenture must be received by the Company or its transfer agent by the third business day following the Conversion Date.